UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Accelerate Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

April 1, 2020

To the Shareholders of Accelerate Diagnostics, Inc.:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), which will be held on May 8, 2020 at 8:30 a.m., local time. Because of the unprecedented COVID-19 Pandemic, the Annual Meeting will be held virtually. To participate in the audio-only meeting, dial 1-877-270-2148 or 1-412-902-6510. You will be asked for your shareholder control number, which can be found on your proxy card or in your Notice of Internet Availability. The proxy statement and related proxy materials that follow describe the business to be conducted at the meeting.

The accompanying Notice and Proxy Statement describe these matters in more detail. Also enclosed with the Notice and Proxy Statement is our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2019 (including the audited financial statements contained therein). We urge you to read the information contained in the proxy materials carefully. In addition to the business to be transacted as described in the proxy statement, management will speak on our recent developments and respond to comments and questions of general interest to shareholders.

It is important that your shares be represented and voted whether or not you plan to attend the meeting in person. Accordingly, the Company’s Board of Directors is soliciting your proxy. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting. Voting on the Internet or by telephone may not be available to all shareholders. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

On behalf of the Board of Directors, I would like to express our appreciation for your support of the Company.

Sincerely,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Friday, May 8, 2020

To the Shareholders of Accelerate Diagnostics, Inc.:

Notice is hereby given that the 2020 Annual Meeting (the “Annual Meeting”) of the shareholders (the “Shareholders”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), will be held at 8:30 a.m., local time, on Friday, May 8, 2020, and any continuations, postponements or adjournments thereof. Because of the unprecedented COVID-19 Pandemic, the Annual Meeting will be held virtually. To participate in the audio-only meeting, dial 1-877-270-2148 or 1-412-902-6510. The Annual Meeting will be held for the following purposes:

1.	to elect the following ten persons to serve as directors of the Company until the 2021 Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified: John Patience, Jack Phillips, Mark C. Miller, Jack Schuler, Mathew W. Strobeck, Ph.D., Frank J.M. ten Brink, Charles Watts, M.D., Tom D. Brown, Roland Diggelmann, and Louise L. Francesconi;

2.	to approve an amendment to the Company’s 2012 Omnibus Equity Incentive Plan (the “2012 Incentive Plan”) to increase the total number of authorized shares of the Company’s common stock available or grant thereunder by 4,000,000 shares to a total of 14,677,500 shares;

3.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020; and

4.	to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the accompanying proxy statement. We are not aware of any other business to be considered at the Annual Meeting.

The Company’s Board of Directors has fixed the close of business on March 11, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof. There were 56,813,716 shares of the Company’s common stock issued and outstanding as of the record date, each of which entitles the holder thereof to one vote at the Annual Meeting. Your proxy is being solicited by the Board of Directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 8, 2020:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual

Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com

By Order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

Tucson, Arizona

April 1, 2020

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING BY FOLLOWING THE VIRTUAL MEETING INSTRUCTIONS. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU ALSO MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

EVEN IF YOU HAVE PROVIDED US WITH YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE VIRTUAL ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ACCELERATE DIAGNOSTICS, INC.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

PROXY STATEMENT

Dated April 1, 2020

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2020

GENERAL

This proxy statement ("Proxy Statement") is being furnished to the shareholders (the “Shareholders”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from the Shareholders for use at the 2020 Annual Meeting of Shareholders to be held at 8:30 a.m., local time, on Friday, May 8, 2020, and any continuations, postponements or adjournments thereof (the “Annual Meeting”). Because of the unprecedented COVID-19 Pandemic, the Annual Meeting will be held virtually. To participate in the audio-only meeting, dial 1-877-270-2148 or 1-412-902-6510. You will be asked for your shareholder control number, which can be found on your proxy card or in your Notice of Internet Availability. This Proxy Statement and the accompanying Notice and proxy card are first being mailed to Shareholders on or about April 1, 2020.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 8:30 a.m., local time, on Friday, May 8, 2020. Because of the unprecedented COVID-19 Pandemic, the Annual Meeting will be held virtually. To participate in the audio-only meeting, dial 1-877-270-2148 or 1-412-902-6510. You will be asked for your shareholder control number, which can be found on your proxy card or in your Notice of Internet Availability.

Why did I receive these materials?

Our Board has provided these proxy materials to you, in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Shareholder, you are invited to attend the Annual Meeting and to vote in person or by proxy on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include:

•	this Proxy Statement;

•	the proxy card or voting instruction form; and

•	our Annual Report on Form 10-K for the year ended December 31, 2019 (the "Annual Report").

What is being considered at the Annual Meeting?

At the Annual Meeting, our Shareholders will be acting on the following proposals:

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1.	to elect the following 10 persons to serve as directors of the Company until the 2021 Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified: John Patience, Jack Phillips, Mark C. Miller, Jack Schuler, Matthew W. Strobeck, Ph.D., Frank J.M. ten Brink, Charles Watts, M.D., Tom D. Brown, Roland Diggelmann, and Louise L. Francesconi;

2.	to approve an amendment to the Company’s 2012 Omnibus Equity Incentive Plan (the “2012 Incentive Plan”) to increase the total number of authorized shares of the Company’s common stock, par value $0.001 per share ("Common Stock"), available or grant thereunder by 4,000,000 shares to a total of 14,677,500 shares;

3.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020; and

4.	to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the Annual Meeting?

You may vote at the Annual Meeting if you owned shares of Common Stock as of the close of business on the Record Date, which was March 11, 2020. You are entitled to one vote for each share of Common Stock that you held as of the record date.

How many shares are eligible to be voted at the Annual Meeting?

There were 56,813,716 shares of Common Stock issued and outstanding as of the Record Date, each of which entitles the holder thereof to one vote at the Annual Meeting.

How do I vote?

You can vote in the following ways:

•	by attending the virtual Annual Meeting and voting per the virtual meeting instructions;

•	over the Internet or by telephone using the instructions on the enclosed proxy card;

•	by completing, signing, dating and returning the enclosed proxy card (applicable only to Shareholders of record); or

•	by following the instructions on the voting instruction form (applicable only to beneficial holders of shares of Common Stock held in “street name”).

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted in accordance with the Board’s recommendations, which are as follows:

•	FOR the election of the ten director nominees (Proposal 1);

•	FOR the approval of the proposed amendment to the 2012 Incentive Plan (Proposal 2); and

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•	FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal 3).

How do I vote if I hold shares registered in “street name”?

If, on the Record Date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered to be the Shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. You will receive a voting instruction form from your broker or other agent asking you how your shares should be voted. Please complete the form and return it as provided in the instructions.

You are also invited to attend the virtual Annual Meeting. However, since you are not the Shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and have such proxy at the Annual Meeting. If you want to attend the virtual Annual Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your voting instruction card with your control number provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the virtual Annual Meeting, we urge you to provide voting instructions to your broker or other agent in advance of the Annual Meeting to ensure your vote is counted. Your broker or other agent will furnish you with additional information regarding the submission of such voting instructions.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or attend the Annual Meeting and vote in accordance with the virtual meeting instructions.

If, however, you hold your shares in street name, your shares may be voted under certain circumstances. Brokers and other agents generally have the authority to vote customers’ un-voted shares on certain “routine” matters. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal 3) is the only proposal at the Annual Meeting that we believe is routine. Accordingly, brokers and other agents that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion. A “broker non-vote” occurs when the broker or other agent is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.

Can I change my mind after I return my proxy?

Yes. You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a Shareholder of record, you can do this by giving written notice to the corporate secretary, by submitting another proxy with a later date, or by attending the Annual Meeting and voting in accordance with the virtual meeting instructions. If you hold your shares in street name, you should consult with your broker or other agent regarding the procedures for changing your voting instructions.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in in accordance with the virtual meeting instructions or if you properly return a proxy by mail or the other methods described in these materials. In order for us to conduct business at the Annual Meeting, one third (1/3) of the shares of Common Stock entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. In order to ensure that there is a quorum, it may be necessary for certain directors, officers, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile or in person. These persons will receive no extra compensation for their services.

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If a quorum is not present, then either the Chairman of the Annual Meeting or the Shareholders may adjourn the meeting until a later time. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

What vote is required to approve each item of business to be considered at the Annual Meeting?

The following table describes the voting requirement for each proposal (assuming a quorum is present):

Proposal 1: Election of Directors	Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast. The ten persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.
Proposal 2: Amendment of the 2012 Incentive Plan	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
Proposal 3: Ratification of Independent Registered Public Accounting Firm	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holder(s) to vote on those matters at their discretion.

Can I dissent or exercise rights of appraisal?

Under Delaware law, shareholders are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees. These persons will receive no extra compensation for their services.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The following table sets forth certain information with respect to the current directors, director nominees and executive officers of our Company:

Name	Age	Position
Thomas D. Brown	71	Director
Roland Diggelmann	52	Director
Louise L. Francesconi	67	Director
Mark C. Miller	64	Director
John Patience	72	Chairman of the Board of Directors
Jack Phillips	54	President, Chief Executive Officer and Director
Jack Schuler	79	Director
Matthew W. Strobeck, Ph.D.	47	Director
Frank J.M. ten Brink	63	Director
Charles Watts, M.D.	77	Director
Steve Reichling	41	Chief Financial Officer
Ron Price	56	Senior Vice President and Head of Commercial Operations, Americas
Romney Humphries, Ph.D.	39	Chief Scientific Officer

Thomas D. Brown has served as a Director of the Company since March 14, 2017. Mr. Brown has more than 30 years’ experience in the clinical diagnostics industry. Beginning his career with the Abbott Laboratories Diagnostics Division (ADD) in 1974, Mr. Brown held numerous sales, marketing and general management positions of increasing responsibility. He served in various positions there including Divisional Vice President of Sales within the United States and Divisional Vice President and General Manager of the Western Hemisphere, and by 1993 he was Corporate Vice President of Worldwide Diagnostic Commercial Operations. He was named Senior Vice President before becoming President of the Diagnostic Division, the role he served until his retirement in 2002. Mr. Brown has previously served on the boards of Cepheid, Inc., Ventana Medical Systems, Inc., Quidel Corporation (NASDAQ: QDEL), and Stericycle, Inc. (NASDAQ: SRCL). He received a Bachelor of Arts degree from the State University of New York at Buffalo.

Roland Diggelmann has served as a Director of the Company since November 4, 2019. Mr. Diggelmann has served as the Chief Executive Officer for Smith-Nephew, a global medical technology company, since 2019 and as a director since 2018. Prior to joining Smith-Nephew, Mr. Diggelmann held executive positions at Roche Diagnostics from 2008 to 2018, including serving as Chief Executive Officer of the Diagnostics Division of F. Hoffman-La Roche Ltd from 2012 until 2018. Mr. Diggelmann has also held executive positions in EMEA and Asia Pacific at Zimmer Group and Sulzer Medica AG (later known as Centerpulse). Mr. Diggelmann serves as a director of Igenomix and Heartforce AG. Mr. Diggelmann studied Business Administration at the University of Berne.

Louise L. Francesconi has served as a Director of the Company since December 2, 2019. Before retiring, Ms. Francesconi served as President of Raytheon Missile Systems, a defense electronics corporation, from 1997 to 2008. During her tenure at Raytheon, Ms. Francesconi was named three times by Fortune Magazine to its 50 Most Powerful Women in Business list. Ms. Francesconi currently serves as a director of US Energy Corporation and as Chairman of the Board of Trustees for Tucson Medical Center, a regional hospital. Ms. Francesconi has previously served as a director of Stryker Corporation, a medical technology company. Ms. Francesconi received a B.S. degree in Economics from Scripps College and an M.B.A. from the University of California, Los Angeles.

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Mark C. Miller has served as a Director of the Company since November 5, 2013. Before retiring, Mr. Miller served as Chief Executive Officer of Stericycle (NASDAQ: SRCL) from 1992 to 2012. Prior to joining Stericycle, Mr. Miller served as Vice President for the Pacific, Asia and Africa in the international division of Abbott Laboratories, a diversified health care company, which he joined in 1976 and where he held a number of management and marketing positions. Mr. Miller formerly served as a director of Stericycle and Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. He received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa. Mr. Miller was selected by Morningstar, Inc. as its “2009 CEO of the Year.”

John Patience has served as a Director of the Company since June 26, 2012. Mr. Patience is also a founding partner of Crabtree Partners, a private equity investment firm. Mr. Patience served as a director of Ventana Medical Systems, Inc. from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. Patience also served as a director of Stericycle, Inc. (NASDAQ: SRCL) since its founding in 1989 until June of 2018. Mr. Patience was previously a partner of a venture capital investment firm that provided both Ventana and Stericycle with early stage funding. Mr. Patience was also previously a partner in the consulting firm of McKinsey & Co., Inc., specializing in health care. Mr. Patience holds a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia, and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

Jack Phillips has served as a Director of the Company and as the Company’s President and Chief Executive Officer since February 1, 2020. From August 2019 to January 2020, Mr. Phillips served as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Phillips served as President and Chief Executive Officer of Roche Diagnostics Corporation, a division of Roche Holding AG, a biotech company, from January 2010 through August 2019. As President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips was accountable for commercial operations, performance and strategy of approximately 4,200 employees in the United States and Canada. He also served as a member of Roche’s global Diagnostics Leadership Team. Prior to his role as President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips held senior leadership roles at Ventana Medical Systems, a cancer diagnostic company and a member of the Roche Group, including Senior Vice President of Commercial Operations for North America and Japan from July 1999 to December 2009. Before joining Ventana Medical Systems, Mr. Phillips worked at Bayer Diagnostics and Motorola. Mr. Phillips holds a B.S. in marketing from Northern Kentucky University.

Jack Schuler has served as a Director of the Company since June 26, 2012. Mr. Schuler is a founding partner of Crabtree Partners, a private equity investment firm. Mr. Schuler served as a director of Ventana Medical Systems, Inc. from 1991 and as Chairman of the Board from 1995 until Ventana’s acquisition by Roche in 2008. Mr. Schuler served as a director of Stericycle, Inc. (NASDAQ: SRCL) from March 1990 to May 2018, formerly serving as Chairman of the Board. Prior to his retirement, Mr. Schuler held various executive positions at Abbott Laboratories from December 1972 through August 1989, most recently serving as President and Chief Operating Officer. He is currently a director of Quidel Corporation (NASDAQ: QDEL). Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

Matthew W. Strobeck, Ph.D. has served as a Director of the Company since July 7, 2012. Dr. Strobeck is currently the Managing Partner of Birchview Capital. Dr. Strobeck was a Partner and Member of the Management Committee and Advisory Board of Westfield Capital Management from 2008 until 2011, having served as a member of the investment team, specializing in healthcare and life sciences, from May 2003 to June 2008. Dr. Strobeck currently serves on the boards of Quidel Corporation, a provider of rapid diagnostic testing solutions, Tepha Inc., a medical device company, Biodesix, a private diagnostic company, and Monteris Medical, a medical device company. Dr. Strobeck received his B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, a S.M. from the Harvard University/MIT Health Sciences Technology Program, and a S.M. from the MIT Sloan School of Management.

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Frank J.M. ten Brink has served as a Director of the Company since March 6, 2013. Mr. ten Brink currently serves as an executive consultant to Stericycle, Inc. (NASDAQ: SRCL). Until October 2017 he was Senior Vice President of Mergers and Acquisitions at Stericycle where he also served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer from June 1997 to August 2014. He has over 16 years of finance experience in high growth environments, mergers and acquisitions. Prior to joining Stericycle, he was Senior Vice President and Chief Financial Officer with Telular Corporation. Between 1991 and 1995, he was Vice President and Chief Financial Officer of Hexacomb Corporation. Mr. ten Brink studied International Business at the Netherlands School of Business and received an M.B.A. degree in Finance from the University of Oregon.

Charles Watts, M.D. has served as a Director of the Company since November 14, 2017. Until his retirement, Dr. Watts served as Chief Medical Officer at Northwestern Memorial Hospital (NMH) and Associate Dean for Clinical Affairs at the Feinberg School of Medicine, Northwestern University from 2001 to 2011. Prior to his tenure at Northwestern, Dr. Watts served as Chief of Clinical Affairs and Associate Dean at the University of Michigan Medical Center. He has also served as Executive in Residence for the Health Management Academy, as an active faculty member of a nationally based Physician Leadership Program. Dr. Watts has served as a Director of Providence Health and Services (Seattle, Washington) from 2012 to 2016 where he chaired the Quality and Patient Safety Improvement Committee, and recently served as a Trustee of Swedish Health Services, Inc. until June of this year. He currently serves as a Trustee on the Institute for Systems Biology Board (Seattle, Washington). He received his undergraduate and medical degrees from the University of Michigan.

Steve Reichling has served as the Company’s Chief Financial Officer since September 10, 2012. Prior to joining the Company, Mr. Reichling served as general manager of Spring Bioscience Corp., a subsidiary of Roche Tissue Diagnostics. From January 2003 to December 2009, Mr. Reichling held various finance, accounting and operations leadership roles at Roche Tissue Diagnostics and Ventana Medical Systems, Inc., including director of finance and operations, manager of business development finance, and head of Internal Audit and Sarbanes Oxley Compliance. From 2002 to 2003, Mr. Reichling was an auditor at Ernst & Young LLP. Mr. Reichling received his B.S. in accounting and entrepreneurship from the University of Arizona.

Ron Price has served as the Company's Senior Vice President and Head of Commercial Operations, Americas since April 2015. Mr. Price has over 20 years of commercial operations experience and a proven track record of leading sales and marketing teams to achieve double-digit revenue growth and strong bottom-line performance. Prior to joining the Company, Mr. Price served as Vice President, Commercial Operations for Roche Point of Care managing all commercial responsibilities across three separate product lifecycles. In addition, Mr. Price held a number of sales, marketing, and leadership roles with Ventana Medical Systems from 2001 to 2012 following 5 years at Bayer Healthcare Diagnostics. Mr. Price holds a B.S. in Clinical Laboratory Sciences, Cytology from the University of Oklahoma.

Romney Humphries, Ph.D. has served as the Company’s Chief Scientific Officer since October 23, 2017. Prior to joining the Company, Dr. Humphries served as Assistant Professor of Laboratory Medicine and Section Chief of Clinical Microbiology at the University of California, Los Angeles. She has authored over 100 peer-reviewed journal articles on the topic of antimicrobial resistance, and has lectured globally on this topic. Dr. Humphries completed her clinical microbiology fellowship at UCLA and received her Ph.D. in bacterial pathogenesis from the University of Calgary, Canada and her B.S. in Biochemistry from the University of Lethbridge, Canada. She serves on numerous committees, including the Clinical and Laboratory Standards Institute (CLSI) Antimicrobial Susceptibility Testing Committee, the CDC’s Antimicrobial Resistance Laboratory Network advisory committee, and the College of Pathologist Microbiology Committee. She is a Diplomate of the American Board of Medical Microbiology.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected to serve until their successors are duly elected and qualified.

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Pursuant to Mr. Phillips’ employment agreement entered into with the Company on January 31, 2020, so long as Mr. Phillips is employed as the Company’s Chief Executive Officer, the Company will use its reasonable efforts, subject to applicable law and the rules of NASDAQ and the Company’s Amended and Restated Bylaws, to cause Mr. Phillips to be nominated for election to the Board at the Company’s annual shareholder meeting.

Director Independence

The Board has affirmatively determined that directors Brown, Diggelmann, Francesconi, Miller, Patience, Schuler, Strobeck, ten Brink, and Watts (constituting a majority of the full Board) are “independent directors” under NASDAQ Listing Rule 5605(a)(2) and the related rules of the U.S. Securities and Exchange Commission (the "SEC"). The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

Family Relationships

There are no family relationships among any of our directors and executive officers.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer ("CEO") and Board Chairman, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, Jack Phillips serves as the Company’s President and CEO and John Patience serves as the Chairman of the Board. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management; the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders; and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverage the experience and perspectives of the Chairman.

Board Oversight of Risk Management

The full Board has responsibility for general oversight of risks facing the Company. The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management. The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. For example, the Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks, and the Compensation Committee oversees risks relating to the compensation and incentives provided to our executive officers. Finally, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of such forms filed electronically with the SEC or written representations that no Form 5s were required, the Company believes that all Section 16(a) filing requirements were timely met during the year ended December 31, 2019, with the exception of the following (which related to our annual grants on April 1, 2019):

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•               Thomas D. Brown, one report reporting one transaction

•               Mark C. Miller, one report reporting one transaction

•               John Patience, one report reporting one transaction

•               Jack Schuler, one report reporting one transaction

•               Matthew W. Strobeck, Ph.D., one report reporting one transaction

•               Frank J.M. ten Brink, one report reporting one transaction

•               Charles Watts, M.D., one report reporting one transaction

Code of Ethics

The Company has adopted a code of ethics for its principal executive officer and senior financial officers and a code of ethics and standards of conduct that is applicable to all directors, officers and employees, a copy of which is available online at http://acceleratediagnostics.com/investors/corporate-governance/. Shareholders may also request a free copy of these documents from: ACCELERATE DIAGNOSTICS, INC., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attn: Corporate Secretary.

Director Meeting Attendance

During the year ended December 31, 2019, the Board held seven meetings and took action by written consent on five occasions. During the year ended December 31, 2019, each member of the Board attended or participated in all of the meetings of the Board (held during the period for which such person has been a director) and all of the meetings held by committees of the Board on which such person served (during the periods that such person served), except that Mr. Schuler did not attend one out of the seven Board meetings.

The Company does not have a written policy requiring directors to attend the annual meeting, but attendance is encouraged. Last year, two of the directors attended our 2019 Annual Meeting of Shareholders.

Board Committees

Audit Committee

The Board maintains a standing Audit Committee comprised of Messrs. ten Brink (Chairman) and Miller and Dr. Strobeck. Each member of the Audit Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to audit committees and has been determined by the Board to be “financially literate” with accounting or related financial management experience. The Board has also determined that Mr. ten Brink is an “audit committee financial expert” as defined under SEC rules and regulations, and qualifies as a financially sophisticated audit committee member as required under Rule 5605(c)(2)(A) of the NASDAQ Listing Rules. The Audit Committee has a written charter, a copy of which is available online at http://acceleratediagnostics.com/investors/corporate-governance/. The Audit Committee met five times during the year ended December 31, 2019.

The Audit Committee's responsibilities include overseeing the qualifications, independence and performance of our independent registered public accounting firm; evaluating the Company’s accounting policies and system of internal controls; and reviewing significant financial transactions. In carrying out this purpose, the Audit Committee maintains and facilitates free and open communication between the Board, the independent registered public accounting firm, and our management.

Compensation Committee

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The Board maintains a standing Compensation Committee comprised of Messrs. Brown (Chairman) and Patience, Ms. Francesconi and Dr. Watts. Each member of the Compensation Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to compensation committees. All members of the Compensation Committee also qualify as non-employee directors under Exchange Act Rule 16b-3 and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee has a written charter, a copy of which is available online at http://acceleratediagnostics.com/investors/corporate-governance/. The Compensation Committee met one time during the year ended December 31, 2019.

The Compensation Committee’s responsibilities include reviewing the compensation arrangements for the Company’s executive officers, including the CEO; administering the Company’s equity compensation plans; and reviewing the compensation of the Board. In its discretion, the Compensation Committee may delegate certain of its authority and responsibilities to one or more subcommittees comprised entirely of members of the Compensation Committee.

Nominating and Governance Committee

The Board maintains a standing Nominating and Governance Committee comprised of Messrs. Miller (Chairman), Diggelmann, Schuler and Dr. Watts. Each member of the Nominating and Governance Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules. The Nominating and Governance Committee has a written charter, a copy of which is available online at http://acceleratediagnostics.com/investors/corporate-governance/. The Nominating and Governance Committee met once as part of a board meeting during the year ended December 31, 2019.

The Nominating and Governance Committee’s responsibilities include determining the qualifications, qualities, skills, and other expertise required to be a director; recommending to the criteria to be considered in selecting director nominees; identifying and screening individuals qualified to become members of the Board; making recommendations to the Board regarding the selection and approval of director nominees; overseeing the Company’s corporate governance policies, practices and procedures; assisting the Board in assessing director independence; and reviewing the structure and composition of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2019 were Messrs. Brown and Patience and Dr. Watts. No member of the Compensation Committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity that has one or more executive officers who served as a director of or member of the Compensation Committee of the Company.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. The Nominating and Governance Committee seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. In selecting Board candidates, the Nominating and Governance Committee’s goal is to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors, including those discussed below under “Qualifications of Director Nominees.”

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On August 2, 2019, the Board amended and restated the Company’s prior bylaws, which, among other things, incorporated advance notice provisions relating to certain timing and information requirements for shareholder nominations for election to the Board brought before a meeting of the shareholders. Accordingly, pursuant to the Company’s Amended and Restated Bylaws, for the nomination of any person or persons for election to the Board by a shareholder of record, such shareholder must provide written notice to the Company’s Secretary that sets forth certain information about both the proposed nominee and the proposing shareholder by the applicable deadlines. See Section 2.12 of the Company’s Amended and Restated Bylaws and the section entitled “Shareholder Proposals and Director Nominations for the 2021 Annual Meeting” in this Proxy Statement for additional information. The Nominating and Governance Committee will consider director candidates recommended by shareholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company pursuant to the Company's Amended and Restated Bylaws.

Qualifications of Director Nominees

The Board and the Nominating and Governance Committee believe that each of the persons nominated for election at the Annual Meeting have the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively. The Board and the Nominating and Governance Committee consider the following for each candidate, among other qualifications deemed appropriate, when evaluating the suitability of candidates for nomination as director: independence; integrity; personal and professional ethics; business judgment; ability and willingness to commit sufficient time to the Board; qualifications, attributes, skills and/or experience relevant to the Company’s business; educational and professional background; personal accomplishment; and national, gender, age, and ethnic diversity.

With regard to the nominees (each of whom is currently a member of our Board), the following specific factors were among those considered in determining that each nominee would make valuable contributions to the Board:

•	Thomas D. Brown: Mr. Brown has experience in serving as a director for other private and public companies in the medical diagnostics industry. Mr. Brown has previously served on the boards of Quidel Corporation (NASDAQ: QDEL), Stericycle, Inc. (NASDAQ: SRCL), Cepheid, Inc. and Ventana Medical Systems, Inc.

•	Roland Diggelmann: Mr. Diggelmann has experience serving as a director and executive for other private and public companies in the medical diagnostics industry. Mr. Diggelmann has particular experience in international markets in EMEA and Asia Pacific.

•	Louise L. Francesconi: Ms. Francesconi has experience serving as a director and executive for other private and public companies, including a medical technology company and a regional hospital.

•	Mark C. Miller: Mr. Miller has significant experience serving as a director and executive officer for other public companies, including Stericycle, Inc. (NASDAQ: SRCL) from 1992 until 2019 in a variety of roles including Chief Executive Officer, Executive Chairman and Chairman.

•	John Patience: In addition to his experience as Chairman of our Board of Directors, Mr. Patience also has a significant amount of experience in serving as a director for other public companies in the medical diagnostics industry. Mr. Patience served as a director of Ventana Medical Systems, Inc. from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. Patience also served as a director of Stericycle, Inc. (NASDAQ: SRCL) from 1989 to 2018.

•	Jack Phillips: Mr. Phillips brings to our Board significant experience as a senior executive in the medical diagnostics industry, with particular experience in the commercialization of medical diagnostic products.

•	Jack Schuler: In addition to his experience as a member of our Board of Directors, Mr. Schuler has a significant amount of experience in serving as a director for other public companies in the medical diagnostics industry. Mr. Schuler served as a director of Ventana Medical Systems, Inc. from 1991 and as Chairman of the Board from 1995 until Ventana’s acquisition by Roche in 2008. Mr. Schuler has previously been a director of Abbott Laboratories, Medtronic (Lead Director) and Stericycle, Inc. (NASDAQ: SRCL) (Chairman).

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•	Frank J.M. ten Brink: In addition to his experience as a member of our Board of Directors and Chairman of our Audit Committee, Mr. ten Brink has significant experience as a financial executive of a public companies including most recently his role as Chief Financial Officer of Stericycle, Inc. (NASDAQ: SRCL) from 1997 to 2014.

•	Matthew W. Strobeck, Ph.D.: In addition to his experience as a member of our Board of Directors and a member of our Audit Committee, Dr. Strobeck also has experience in serving as a director for other private and public companies.

•	Charles Watts, M.D.: Dr. Watts has experience as a Chief Medical Officer which contributes experience of clinical practice and healthcare administration. Dr. Watts currently serves as a Trustee on the Institute for Systems Biology Board (Seattle, Washington).

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors or with a particular director may do so by sending a letter to the Corporate Secretary, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714. The Corporate Secretary will review all correspondence and regularly forward to the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires attention.

Hedging, Short Sales and Related Policies

Pursuant to the Company’s insider trading policy, all directors, officers and employees of the Company (collectively, “Team Members”), as well as their spouses, minor children, other persons living in their household and entities over which they exercise control, are prohibited from engaging in the following transactions in the Company’s securities unless advance unanimous approval is obtained from members of the compliance committee designated by the Board:

•	Hedging. Team Members may not enter into hedging or monetization transactions or similar arrangements with respect to the Company’s securities.

•	Short sales. Team Members may not sell the Company’s securities short;

•	Options trading. Team Members may not buy or sell puts or calls or other derivative securities on the Company’s securities; and

•	Trading on margin. Team Members may not hold the Company’s securities in a margin account or pledge the Company’s securities as collateral for a loan.

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AUDIT COMMITTEE REPORT

The Audit Committee oversees the financial reporting process of our company on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young, LLP (“Ernst & Young”), our independent registered public accounting firm that was responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and an opinion on our internal controls over financial reporting, its judgments about our accounting principles and the other matters required to be discussed by the applicable requirements of Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young their independence. The Audit Committee has considered the effect of non-audit fees on the independence of Ernst & Young and has concluded that such non-audit services are compatible with the independence of Ernst & Young.

The Audit Committee discussed with Ernst & Young the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements for the year ended December 31, 2019 be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

This report has been furnished by the members of the Audit Committee.

THE AUDIT COMMITTEE
Frank J.M. ten Brink, Chairman
Mark C. Miller
Matthew W. Strobeck, Ph.D.

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COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis section is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our named executive officers (“NEOs”). For the year ended December 31, 2019, our NEOs were:

Jack Phillips, President and Chief Executive Officer (1)

Steve Reichling, Chief Financial Officer

Ron Price, Senior Vice President and Head of Commercial Operations, Americas

Romney Humphries, Ph.D., Chief Scientific Officer

Lawrence Mehren, Former President and Chief Executive Officer (2)

(1)	In connection with Mr. Mehren’s retirement, the Board appointed Mr. Phillips as the Company’s President and Chief Executive Officer, effective February 1, 2020. Mr. Phillips had been serving as the Company’s Chief Operating Officer since August 2019.
(2)	Mr. Mehren resigned as the Company’s President and Chief Executive Officer and as a director of the Company, effective January 31, 2020.

Determining Executive Compensation

On an ongoing basis, the Compensation Committee reviews the performance and compensation of our President and Chief Executive Officer ("CEO") and the Company’s other executive officers.

Our President and CEO provides input to the Compensation Committee regarding the performance of the other NEOs and offers recommendations regarding their compensation packages in light of such performance. The Compensation Committee is ultimately responsible, however, for determining the compensation of the NEOs, including our President and CEO.

Compensation Philosophy and Objectives

The Compensation Committee and the Board believe that the Company’s executive compensation programs for its executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, we believe our executive compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, the Company’s executive compensation program is intended to, among other things:

•	attract and retain the highest caliber executive officers;

•	drive achievement of business strategies and goals;

•	motivate performance in an entrepreneurial, incentive-driven culture;

•	closely align the interests of executive officers with the interests of the Company’s shareholders;

•	promote and maintain high ethical standards and business practices; and

•	reward results and the creation of shareholder value.

Factors Considered in Determining Compensation; Elements of Compensation

The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on individual components of compensation. We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain the highest caliber executive officers. In this regard, we utilize a combination of between two to three of the following types of compensation to compensate our executive officers:

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•	base salary;

•	annual cash performance bonuses payable as equity awards; and

•	long-term equity compensation, consisting of stock options, time-based restricted share units ("RSUs"), and performance share units ("PSUs").

The Compensation Committee's philosophy regarding the mix of the three components of compensation is that equity awards should be emphasized over base salaries. The Committee believes this approach preserves the Company's cash and strongly aligns executive officer incentives with shareholder interests.

The Compensation Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board. Base salaries are based on the following factors:

•	the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans;

•	competitive levels of compensation for executive positions based on information drawn from informal internal benchmark analysis of base salaries for executive officers at similarly sized, public medical technology companies and other relevant information; and

•	our obligations under the applicable executive officer’s employment agreement or offer letter (if any).

Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee. Incentive and/or non-qualified stock options are granted under the 2012 Incentive Plan, with the exercise price of such options set at 100% of the closing price of the Company’s Common Stock on the day before the date of grant. The Compensation Committee has also granted RSUs and PSUs under the 2012 Incentive Plan. These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company and its shareholders.

Use of Benchmarking and Compensation Peer Groups

The Compensation Committee utilized informal, internally prepared benchmarking measure(s) for compensation paid in 2019. Salary increases are based on the terms of the NEOs’ employment agreements, if applicable, benchmarking analysis and correlated with the Board’s and the Compensation Committee’s assessment of each NEO’s performance. The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company. Historically, the Compensation Committee has not used outside consultants in determining the compensation of the NEOs, and no such consultants were engaged during 2019.

Role of Say-On-Pay Votes

As selected by our Shareholders at the 2019 Annual Meeting of Shareholders and approved by our Board, an advisory vote to approve the compensation of our NEOs (say-on-pay proposal) is held every three years. At the 2019 Annual Meeting of Shareholders, more than 97.8% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee carefully considers the level of voting support from our Shareholders on our say-on-pay vote and will continue to consider the outcome of votes on say-on-pay proposals when making future compensation decisions for our NEOs.

Other Compensation Policies and Considerations; Tax Issues and Risk Management

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As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under the Code and historically, the intention of the Committee has been to compensate our NEOs in a manner that maximizes the Company’s ability to deduct compensation for federal income tax purposes (although no assurances have ever been made nor can be made or given with respect to our ability to deduct any compensatory payment to any of our executives).

Section 162(m) of the Code, as in effect for tax years beginning prior to December 31, 2017, provided that we could not deduct compensation of more than $1,000,000 paid in any year to the executives designated as "covered employees" under Section 162(m) of the Code, unless the compensation in excess of $1,000,000 qualified as “performance-based compensation” under Section 162(m) of the Code. Although the Compensation Committee historically considered the implications of Section 162(m) on its ability to deduct compensation, the Compensation Committee has always retained the discretion to award compensation that is not “performance-based compensation” under Section 162(m) of the Code if it determined that providing such compensation was appropriate with respect to the achievment of our business objectives and in the best interests of the Company and its shareholders. The Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law in December 2017, eliminated the exception for “performance-based compensation” with respect to 2018 and future years. As a result, we expect that, except to the extent that compensation is eligible for limited transition relief applicable to binding contracts in effect on November 2, 2017 and not materially modified thereafter, compensation that is paid or provided to our Section 162(m) "covered employees" that exceeds $1,000,000 per year will be nondeductible under Section 162(m).

The Compensation Committee continues to monitor the impact that the repeal of the “performance-based compensation” exception to Section 162(m) will have on the Company’s compensation plans, awards, and arrangements, including whether and to what extent our existing agreements and programs qualify for the transition relief described above.

Section 409A of the Code imposes an additional 20% federal income tax and penalties upon employees who receive “non-qualified deferred compensation” that does not comply with Section 409A. The Compensation Committee takes into account the impact of Section 409A in designing our executive compensation plans and programs that provide for “non-qualified deferred compensation” and, as a general rule, these plans and programs are designed either to comply with the requirements of Section 409A or to qualify for an applicable exception to Section 409A so as to avoid possible adverse tax consequences that may result from failure to comply with Section 409A. We cannot, however, guarantee that the compensation will comply with the requirements of Section 409A or an applicable exception thereto.

On an annual basis, the Compensation Committee evaluates the Company’s compensation policies and practices for its employees, including the NEOs, to assess whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Based on its evaluation, the Compensation Committee has determined that the Company’s compensation policies and practices do not create such risks.

2019 Salary Waiver and Nonqualified Stock Options Grant Plan

In December 2018, the Compensation Committee approved the 2019 Salary Waiver and Nonqualified Stock Option Grant Plan (the “2019 Sub-Plan”), which was established pursuant to the 2012 Incentive Plan. Pursuant to the 2019 Sub-Plan, eligible employees, including our executive officers, were permitted to irrevocably waive a portion of their base compensation (e.g. salary) scheduled to be paid to them in 2019 in exchange for a grant of nonqualified stock options, which were awarded January 1, 2019 under the 2012 Incentive Plan. The maximum election possible was 50% of the eligible employee’s base compensation. In accordance with the 2019 Sub-Plan, Mr. Mehren irrevocably waived $125,000 of his 2019 base compensation in exchange for 37,736 of such options, and Mr. Reichling irrevocably waived $55,000 of his 2019 base compensation in exchange for 16,604 of such options.

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The number of nonqualified stock options awarded to each participant was determined by multiplying the amount of salary forfeited by four (4) and dividing such amount by the 30-day trailing average closing price of the Common Stock as of December 21, 2018, with such amount rounded to the nearest whole share. Subject to continued full-time employment, the options vested or will vest and become exercisable in equal monthly installments, on the last day of each month, over 12 months, with the first installment vesting on January 31, 2019 and the last installment vesting on December 31, 2019. Upon termination of employment for any reason other than death or disability, the vested portion of the option, if any, may generally be exercised for 90 days following termination of employment. Upon termination of employment by reason of death or disability, the vested portion of the option, if any, may generally be exercised for 12 months following termination of employment.

The Compensation Committee believes the 2019 Sub-Plan is an attractive tool for recruiting, motivating and retaining executive talent and encourages alignment with stockholders by reinforcing investment and ownership in our Company by our executives.

2020 Salary Waiver and Nonqualified Stock Options Grant Plan

In December 2019, the Compensation Committee approved the 2020 Salary Waiver and Nonqualified Stock Option Grant Plan (the “2020 Sub-Plan”), which was established pursuant to the 2012 Incentive Plan. Pursuant to the 2020 Sub-Plan, eligible employees, including our executive officers, were permitted to irrevocably waive a portion of their base compensation (e.g. salary) scheduled to be paid to them in 2020 in exchange for a grant of nonqualified stock options, which were awarded January 1, 2020 under the 2012 Incentive Plan. The maximum election possible was 50% of the eligible employee’s base compensation. In accordance with the Sub-Plan, Mr. Phillips irrevocably waived $100,000 of his 2020 base compensation in exchange for 25,268 of such options and Mr. Reichling irrevocably waived $50,000 of his 2020 base compensation in exchange for 12,634 of such options.

The number of nonqualified stock options awarded to each participant was determined by multiplying the amount of salary forfeited by four (4) and dividing such amount by the 30-day trailing average closing price of the Common Stock as of December 19, 2019, with such amount rounded to the nearest whole share. Subject to continued full-time employment, the options vested or will vest and become exercisable in equal monthly installments, on the last day of each month, over 12 months, with the first installment vesting on January 31, 2020 and the last installment vesting on December 31, 2020. Upon termination of employment for any reason other than death or disability, the vested portion of the option, if any, may generally be exercised for 90 days following termination of employment. Upon termination of employment by reason of death or disability, the vested portion of the option, if any, may generally be exercised for 12 months following termination of employment.

The Compensation Committee believes the 2020 Sub-Plan is an attractive tool for recruiting, motivating and retaining executive talent and encourages alignment with stockholders by reinforcing investment and ownership in our Company by our executives.

Nonqualified Deferred Compensation Plan

Our NEOs and other executive officers are eligible to participate in the Accelerate Diagnostics, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which certain of our highly compensated employees are permitted to defer up to 70% of their annual base salary into such plan. The Deferred Compensation Plan was adopted effective January 1, 2020.  We do not make any contributions to the Deferred Compensation Plan on behalf of any participant, including any NEO, so each participant is fully vested in his or her account balances at all times. Investment gains or losses credited to a participant's account in the Deferred Compensation Plan are based on investment elections made by the participant from prescribed mutual fund investment options. Each participant in the Deferred Compensation Plan makes his or her own individual investment elections and may change any such investment election during the annual enrollment window.

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As of the date of this Proxy Statement, only Mr. Phillips has made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips has elected to defer 70% of his annual base salary for 2020.

2019 Cash Incentive Compensation

In 2019, Mr. Price was eligible to participate in an annual variable cash incentive compensation program that provided an opportunity to earn variable cash incentive compensation based on the performance of company revenue targets. Mr. Price's target bonus was 100% of his base salary and allowed for a maximum bonus of 200% of his base salary. No annual variable cash incentive compensation was earned by Mr. Price in 2019 under this program as none of the performance metrics were achieved.

Hedging, Short Sales and Related Policies

See “Directors, Executive Officers and Corporate Governance-Hedging, Short Sales and Related Policies” for information regarding the Company’s policies relating to hedging, short sales and related matters.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our NEOs for services rendered in all capacities during the noted periods. The fiscal years ended December 31, 2017, December 31, 2018 and December 31, 2019 are indicated below by "2017," “2018” and “2019,” respectively.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Jack Phillips, President and CEO (1)	2019	161,827		100,000	(2)	12,011,462	(3)	27,606	(4)	12,300,895

Steve Reichling, CFO	2019	340,000	(5)	—		462,770	(3)	—		802,770
	2018	240,000		—		451,692	(3)	—		691,692
	2017	240,000		—		454,800	(3)	—		694,800

Ron Price, Senior Vice President and Head of Commercial Operations, Americas (5)	2019	240,000		—		352,255	(3)	—		592,255
	2018	240,000		—		109,230	(3)	—		349,230
	2017	240,000		25,912	(6)	556,188	(3)	—		822,100

Romney Humphries, Ph.D., Chief Scientific Officer (7)	2019	285,000		—		418,304	(3)	—		703,304

Lawrence Mehren, Former President and CEO (8)	2019	500,000	(9)	—		1,568,795	(3)	—		2,068,795
	2018	375,000		—		341,331	(3)	—		716,331
	2017	375,000		—		—		—		375,000

(1)	In connection with Mr. Mehren’s retirement, the Board appointed Mr. Phillips as the Company’s President and CEO, effective February 1, 2020. Mr. Phillips had been serving as the Company’s Chief Operating Officer since August 2019 when he joined the Company.
(2)	Represents a sign on bonus for joining the Company.
(3)	The amount reflects the aggregate grant date fair value of option awards during each year calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to the financial statements set forth in the Annual Report. For Mr. Phillips, this represents an initial grant of options to purchase 1,249,917 shares of Common Stock in connection with his hiring as the Company's Chief Operating Officer.
(4)	The amounts reflect the aggregate value of housing during the year.
(5)	In accordance with the 2019 Sub-Plan, Mr. Reichling irrevocably waived $55,000 of his 2019 salary in exchange for options to purchase 16,604 shares of Common Stock. The fair value of the options upon being granted was $99,465, of which the amount in excess of the $55,000 was $44,465 and is a component of the Option Award column. See “2019 Grants of Plan-Based Awards” for additional information regarding such options.
(6)	Represents a discretionary cash bonus earned by Mr. Price in 2017.
(7)	The Board designated Dr. Humphries as an executive officer in March 2019.
(8)	Mr. Mehren resigned as the Company’s President and Chief Executive Officer and as a director of the Company, effective January 31, 2020.
(9)	In accordance with the 2019 Sub-Plan, Mr. Mehren irrevocably waived $125,000 of his 2019 salary in exchange for options to purchase 37,736 shares of Common Stock. The fair value of the options upon being granted was $226,055, of which the amount in excess of the $125,000 was $101,055 and is a component of the Option Award column. See “2019 Grants of Plan-Based Awards” for additional information regarding such options.

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Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Lawrence Mehren, who served as our President and CEO in 2019:

For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of the Company (other than our CEO) was $160,500; and
•	the annual total compensation of our CEO was $2,068,795.

Based on this information, for 2019 the ratio of the annual total compensation of Mr. Mehren to the median of the annual total compensation of all employees was 12.9 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

1.	We determined that, as of December 31, 2019, our employee population consisted of 275 individuals, with 87% of these individuals located in the United States and 13% located in Europe (primarily in Barcelona, Spain).

a)	Of our employees, approximately 98% individuals are full-time (or full-time equivalent) employees, with the remainder employed on a part-time (less than 25 hours per week) basis.
b)	Consistent with our global operations, we maintain multiple human resources and payroll systems. Relevant payroll and other compensation data for our U.S. employees is maintained in a system managed out of our U.S. headquarters in Tucson, Arizona and a second system is maintained for the relevant payroll and other compensation data for our European employees in Barcelona, Spain.

2.	To identify the “median employee” from our employee population, we conducted the following analysis:

a)	For purposes of measuring the compensation of our employees for our pay ratio calculation, we selected base salary or wages plus overtime pay and bonuses but excluding stock based compensation as the most appropriate measure of compensation.
b)	In making this determination, we annualized the compensation of all permanent employees included in the sample who were hired in 2019 but did not work for us for the entire fiscal year.
c)	We did not make any cost-of-living adjustments in identifying the “median employee.”

3.	Using this methodology, we determined that the “median employee” was a full-time, salaried employee located in the United States, with wages and overtime pay plus bonus for the 12-month period ending December 31, 2019 in the amount of $81,000.

4.	With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The difference between such employee’s wages and overtime pay and the employee’s annual total compensation represents the estimated value of stock options granted to the median employee during the year of $79,500.

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5.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement. This resulted in annual total compensation of our CEO for purposes of determining the ratio in the amount of $2,068,795.

2019 Grants of Plan-Based Awards

The following table sets forth information concerning grants that were made to our NEOs pursuant to the 2012 Incentive Plan with respect to option awards and the Company’s annual variable cash incentive compensation program with respect to non-equity inventive plan awards, in each case, during the year ended December 31, 2019:

Name	Grant Date	All Other Option Awards; Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Jack Phillips	8/6/2019	1,249,917	(1)	17.00	9.61
Steve Reichling	1/1/2019	16,604	(2)	11.50	5.99
Steve Reichling	1/1/2019	59,830	(3)	11.50	6.99
Ron Price	1/1/2019	50,383	(3)	11.50	6.99
Romney Humphries	1/1/2019	59,830	(3)	11.50	6.99
Lawrence Mehren	1/1/2019	37,736	(2)	11.50	5.99
Lawrence Mehren	1/1/2019	209,930	(3)	11.50	6.99

(1)	Option award vests 40% on August 6, 2021, the balance vests monthly in 36 equal installments beginning on September 6, 2021 and ending on August 6, 2024.
(2)	Option awards vest in equal monthly amounts over twelve months, with the first installment vesting on January 31, 2019. In accordance with the 2019 Sub-Plan, Mr. Reichling irrevocably waived $55,000 of his 2019 salary in exchange for options to purchase 16,604 shares of Common Stock and Mr. Mehren irrevocably waived $125,000 of his 2019 salary in exchange for options to purchase 37,736 shares of Common Stock.
(3)	Option awards vests 50% on January 1, 2021; the balance vests monthly in 24 equal installments beginning on February 1, 2021 and ending on January 1, 2023.
(4)	The amount reflects the aggregate grant date fair value of option awards during each year calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to the financial statements set forth in the Annual Report.

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2019 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding option awards held by the NEOs at December 31, 2019:

	Option Awards
			Number of Securities Underlying Unexercised Options (#)
Name	Grant Date		Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jack Phillips	8/6/2019	(1)	—	1,249,917	17.00	8/6/2029
Steve Reichling	9/10/2012		170,000	—	2.98	9/10/2022
Steve Reichling	2/26/2014		16,161	—	14.92	2/26/2024
Steve Reichling	4/2/2015		3,588	—	22.92	4/2/2025
Steve Reichling	3/18/2016		3,296	—	12.49	3/18/2026
Steve Reichling	3/18/2016	(2)	18,000	12,000	12.49	3/18/2026
Steve Reichling	2/23/2017		7,836	—	24.45	2/23/2027
Steve Reichling	2/23/2017	(3)	6,000	9,000	24.45	2/23/2027
Steve Reichling	8/17/2017	(4)	2,000	5,000	22.40	8/17/2027
Steve Reichling	3/7/2018		8,032	—	25.95	3/7/2028
Steve Reichling	3/7/2018	(5)	4,000	16,000	25.95	3/7/2028
Steve Reichling	1/1/2019		16,604	—	11.50	1/1/2029
Steve Reichling	1/1/2019	(6)	—	59,830	11.50	1/1/2029
Ron Price	5/27/2015	(7)	91,667	8,333	22.66	5/27/2025
Ron Price	2/17/2016		2,749	—	11.52	2/17/2026
Ron Price	3/17/2016	(8)	18,000	12,000	12.42	3/17/2026
Ron Price	2/23/2017	(3)	10,000	15,000	24.45	2/23/2027
Ron Price	2/23/2017		7,836	—	24.45	2/23/2027
Ron Price	3/7/2018		8,032	—	25.95	3/7/2028
Ron Price	1/1/2019	(6)	—	50,383	11.50	1/1/2029
Romney Humphries	10/23/2017	(9)	26,000	34,000	19.85	10/23/2027
Romney Humphries	3/7/2018		1,803	—	25.95	3/7/2028
Romney Humphries	1/1/2019	(6)	—	59,830	11.50	1/1/2029
Lawrence Mehren	4/20/2012		2,200,000	—	1.04	4/20/2022
Lawrence Mehren	2/26/2014		52,132	—	14.92	2/26/2024
Lawrence Mehren	3/18/2016		10,408	—	12.49	3/18/2026
Lawrence Mehren	3/18/2016	(2)	36,000	24,000	12.49	3/18/2026
Lawrence Mehren	3/7/2018		25,099	—	25.95	3/7/2028
Lawrence Mehren	1/1/2019	(6)	—	209,930	11.50	1/1/2029
Lawrence Mehren	1/1/2019		37,736	—	11.50	1/1/2029

(1)	Option award vests 40% on August 6, 2021, the balance vests monthly in 36 equal installments beginning on September 6, 2021 and ending on August 6, 2024.
(2)	Option awards vest in equal annual amounts on each anniversary of the grant date over five years, beginning on March 18, 2017 and ending on March 18, 2021.
(3)	Option awards vest in equal annual amounts on each anniversary of the grant date over five years, beginning on February 23, 2018 and ending on February 23, 2022.
(4)	Option award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on August 17, 2018 and ending on August 17, 2022.
(5)	Option award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on March 7, 2019 and ending on March 7, 2023.
(6)	Option awards vests 50% on January 1, 2021; the balance vests monthly in 24 equal installments beginning on February 1, 2021 and ending on January 1, 2023.
(7)	Option award vests 40% on May 27, 2017; the balance vests monthly in 36 equal installments beginning on June 27, 2017 and ending on May 27, 2020.
(8)	Options award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on March 17, 2017 and ending on March 17, 2021.
(9)	Option award vests 40% on October 23, 2019, the balance vests monthly in 36 equal installments beginning on November 23, 2019 and ending on October 23, 2022.

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2019 Option Exercises and Stock Vested

During the year ended December 31, 2019, none of our NEOs exercised any stock options.

Pension Benefits and Nonqualified Deferred Compensation Plans

The Company does not maintain any pension, nonqualified deferred compensation or similar plans.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into salary continuation, severance or similar agreements or arrangements with Mr. Phillips. Under Mr. Phillips employment agreement, all unvested equity awards accelerate upon the closing of a transaction resulting in a change-in-control. In addition, if the Company terminates Mr. Phillips without cause or Mr. Phillips terminates his employment for good cause for the 12-month period following a change-in-control, Mr. Phillips will receive a severance of 18 months of his base salary and the cost of 18 months of the cost to Mr. Phillips of COBRA to maintain his medical coverage. Certain option awards previously granted to Messrs. Mehren and Reichling provided for accelerated vesting upon the occurrence of certain change of control and other events. However, all such option awards have already vested as of December 31, 2019. The terms of Mr. Phillips' January 31, 2020 employment agreement, which superseded and replaced his original August 6, 2019 employment agreement, accelerates vesting of all equity awards to him in the event of a transaction that results in a Change of Control, notwithstanding anything in the Equity Plan to the contrary.

The table below summarizes the potential payments and benefits to Mr. Phillips upon the occurrence of certain triggering events assuming a change in control with an effective date of December 31, 2019:

Triggering Event	Equity-Based Compensation Awards($)		Total($)
Change in Control	—	(1)	—

(1)	The value of equity-based compensation awards is based on the closing price of the Company’s common stock on December 31, 2019 of $16.90 per share. Mr. Phillips' held 1,249,917 unvested options with an exercise price of $17.00. The value of the unvested options was zero as of December 31, 2019 since the exercise price was below the closing price.

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Executive Arrangements

Phillips

Mr. Phillips was appointed as the Company’s Chief Operating Officer on August 8, 2019. Mr. Phillips was paid a base salary of $495,000 per year in such role. Mr. Phillips received a signing bonus equal of $100,000. Mr. Phillips was entitled to reimbursement of up to $200,000 of expenses incurred in connection with his relocation and reimbursement for reasonable and customary temporary housing costs. Beginning January 1, 2020, Mr. Phillips is able to earn an annual cash bonus equal to 100% of Mr. Phillips' base salary as of the first day of the calendar year, with the opportunity to earn up to (but not exceed) 150% of Mr. Phillips' base salary as of the first day of the calendar year. Beginning January 1, 2021, Mr. Phillips is also eligible to receive stock options, performance shares and other awards under the 2012 Incentive Plan; provided that, for the 2021 calendar year, Mr. Phillips will receive an equity award grant equal to 400% of his then base salary and will consist of an award mix of 50% non-qualified stock options and 50% performance shares. In connection with his hire, Mr. Phillips was granted an option to purchase 1,249,917 shares of the Company’s Common Stock at an exercise price equal to $17.00 per share, which was equal to the closing price of the Company’s Common Stock on the date of grant. The option was issued pursuant to the 2012 Incentive Plan with the following vesting schedule: 40% vests on the second anniversary of the date of grant, and the remaining 60% vests in 36 equal monthly installments over the subsequent 36 months. Under Mr. Phillips employment agreement, all unvested equity awards accelerate upon the closing of a transaction resulting in a change-in-control. In addition, if the Company terminates Mr. Phillips without cause or Mr. Phillips terminates his employment for good cause for the 12-month period following a change-in-control, Mr. Phillips will receive a severance of 18 months of his base salary and the cost of 18 months of the cost to Mr. Phillips of COBRA to maintain his medical coverage.

Effective February 1, 2020, in connection with Mr. Mehren's retirement, Mr. Phillips was appointed as the Company’s President and Chief Executive Officer. Mr. Phillips is paid a base salary of $595,000 per year in such role. Mr. Phillips' cash bonus incentive program remains and eligibility to receive stock options, performance shares and other awards under the 2012 Incentive Plan the same as described above. Mr. Phillips also was granted 50,000 restricted stock units of the Company’s Common Stock. The restricted stock units were issued pursuant to the 2012 Incentive Plan with the following vesting schedule: units vests in equal annual amounts on each anniversary of the grant date over five years.

Mehren

Mr. Mehren was appointed as the Company’s President, CEO and CFO on June 26, 2012. In his capacity as CEO of the Company, Mr. Mehren was previously paid a base salary of $375,000 per year, which was subsequently increased in 2019 to $500,000 per year following an internal assessment of CEO salaries at similarly sized medical technology companies.

On April 20, 2012, Mr. Mehren, in his role as a consultant to the Company, was granted an option to purchase 2,200,000 shares of the Company’s Common Stock at an exercise price equal to $1.04 per share, which was equal to the closing price of the Company’s Common Stock on the date of grant. The option award is fully vested.

On December 1, 2019, Mr. Mehren and the Company signed a Transition Agreement in which Mr. Mehren agreed to resign as President and Chief Executive Officer of the Company, effective January 31, 2020, and become a part-time employee for the subsequent two -year period ("Part-time Period"). During the Part-time Period, Mr. Mehren will receive an annual base salary of $250,000 and his unvested equity awards will continue to vest provided, however, that any unvested stock options as of January 31, 2020 may be subject to forfeiture, recoupment, or “clawback” if Mr. Mehren violates the non-competition, non-solicitation, confidentiality, invention assignment or other material covenants set forth in a new restrictive covenant agreement entered into by Mr. Mehren and the Company in connection with the Transition Agreement. During the Part-time Period, Mr. Mehren is not eligible for additional equity awards or cash bonuses. During the Part-Time Period, Mr. Mehren will be eligible to participate in the Company’s standard company benefit and vacation plans, as such plans may be amended, modified, or terminated by the Company, in its sole discretion, from time to time, with or without notice.

Reichling

Mr. Reichling was appointed as the Company’s CFO (replacing Mr. Mehren in that role) on July 22, 2012. In his capacity as CFO, Mr. Reichling was previously paid a base salary of $240,000 per year that was subsequently increased to $340,000 per year beginning in 2019 following an internal assessment of CFO base salaries at similarly sized medical technology companies. Mr. Reichling is also eligible for annual performance bonuses payable in immediately vested options, as well as long-term incentive equity awards. Mr. Reichling was also granted an option to purchase 200,000 shares of the Company’s Common Stock at an exercise price equal to $2.98 per share, which was equal to the closing price of the Company’s Common Stock on the date of grant. The option award was issued pursuant to the Company’s 2004 Omnibus Stock Option Plan, as amended, and is fully vested. Mr. Reichling was also provided with a $70,000 budget to be used towards relocation and temporary living arrangements, with the understanding that he was required to relocate to the Tucson, Arizona area by the completion date of the Company’s relocation of its corporate headquarters.

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Price

Mr. Price was appointed as the Company’s Senior Vice President and Head of Commercial Operations, Americas on April 6, 2015. Mr. Price is paid a base salary of $240,000 per year. Mr. Price is able to earn an annual cash bonus up to 50% of his base salary based on certain mutually agreeable performance targets. Mr. Price is also eligible for annual performance bonuses payable in immediately vested options, as well as long-term incentive equity awards.

Humphries

Dr. Humphries was appointed as the Company’s Chief Scientific Officer on October 23, 2017. Dr. Humphries is paid a base salary of $285,000 per year. Dr. Humphries is also eligible for annual performance bonuses payable in immediately vested options, as well as long-term incentive equity awards.

Director Compensation

Directors who are also employees of the Company (including Mr. Mehren in 2019) do not receive any separate compensation in connection with their Board service, and we do not pay cash fees to any of our directors. Our non-employee directors generally receive a non-qualified initial stock option award upon joining the Board, which is calculated using a pre-determined formula and vests 20% per year over a five-year period, beginning on the first anniversary of the date of the director’s election to the Board. Non-employee directors also receive annual non-qualified stock option awards, in recent years under the 2012 Incentive Plan, which are calculated using a pre-determined formula and vest in 12 equal monthly installments, beginning one month after the date of grant. We do not pay director fees in cash. We compensate our directors solely with equity in keeping with our overall goal of preserving cash. In addition, we believe larger equity awards, rather than cash fees, align our director incentives with the interests of our shareholders. We reimburse directors for reasonable expenses related to their Board service.

The following table sets forth the compensation of our directors for serving as our directors for the year ended December 31, 2019:

Name	Option Award (1) ($)		Total ($)
Thomas D. Brown (5)	133,904	(2)	133,904
Roland Diggelmann (6)	375,805	(3)	375,805
Louise L. Francesconi (7)	372,564	(4)	372,564
Mark C. Miller (6)	133,904	(2)	133,904
John Patience (9)	133,904	(2)	133,904
Jack Schuler (10)	133,904	(2)	133,904
Matthew W. Strobeck, Ph.D. (11)	133,904	(2)	133,904
Frank J.M. ten Brink (12)	133,904	(2)	133,904
Charles Watts, M.D. (13)	133,904	(2)	133,904

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(1)	The amount reflects the aggregate grant date fair value of option awards calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to the financial statements set forth in the Annual Report.
(2)	Includes annual award of option to purchase 12,290 shares of Common Stock granted on April 1, 2019 at an exercise price of $21.02 per share, which vests in 12 equal monthly installments with the first installment vesting on May 1, 2019.
(3)	Includes new director award of option to purchase 39,552 shares of Common Stock granted on December 2, 2019 at an exercise price of $14.94 per share, which vests in equal annual amounts on each anniversary of the grant date over five years, beginning on December 2, 2020 and ending on December 2, 2024. Also includes annual award of option to purchase 5,493 shares of Common Stock granted on December 2, 2019 at an exercise price of $14.94 per share, 1,099 options vested on the grant date and the remaining grant vests in equal monthly amounts over four months, beginning on January 2, 2020 and ending on April 2, 2020.
(4)	Includes new director award of option to purchase 39,552 shares of Common Stock granted on December 2, 2019 at an exercise price of $14.94 per share, which vests in equal annual amounts on each anniversary of the grant date over five years, beginning on December 2, 2020 and ending on December 2, 2024. Also includes annual award of option to purchase 4,395 shares of Common Stock granted on December 2, 2019 at an exercise price of $14.94 per share, which vests in equal monthly amounts on each anniversary of the grant date over four months, beginning on January 2, 2020 and ending on April 2, 2020.
(5)	As of December 31, 2019, Mr. Brown held 68,649 options to purchase shares of our common stock.
(6)	As of December 31, 2019, Mr. Diggelmann held 45,045 options to purchase shares of our common stock. Mr. Diggelmann joined the Board In November 2019.
(7)	As of December 31, 2019, Ms. Francesconi held 43,947 options to purchase shares of our common stock. Ms. Francesconi joined the Board In December 2019.
(8)	As of December 31, 2019, Mr. Miller held 148,111 options to purchase shares of our common stock.
(9)	As of December 31, 2019, Mr. Patience held 63,754 options to purchase shares of our common stock.
(10)	As of December 31, 2019, Mr. Schuler held 55,573 options to purchase shares of our common stock.
(11)	As of December 31, 2019, Dr. Strobeck held 108,424 options to purchase shares of our common stock.
(12)	As of December 31, 2019, Mr. ten Brink held 242,435 options to purchase shares of our common stock.
(13)	As of December 31, 2019, Dr. Watts held 55,418 options to purchase shares of our common stock.

Equity Compensation Plan Information

The table set forth below presents the securities authorized for issuance with respect to compensation plans under which equity securities are authorized for issuance as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,146,894	12.26	2,796,543
Equity compensation plans not approved by security holders	—	—	—
Total	10,146,894	12.26	2,796,543

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019.

This report has been furnished by the members of the Compensation Committee.

THE COMPENSATION COMMITTEE
Thomas D. Brown, Chairman
Louise L. Francesconi
John Patience
Charles Watts, M.D.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 11, 2020 of (i) each NEO and each director of the Company; (ii) all executive officers and directors as a group; and (iii) each person known to the Company to be the beneficial owner of more than 5% of our Common Stock. We deem shares of our Common Stock that may be acquired by an individual or group within 60 days of March 11, 2020, pursuant to the exercise of options or warrants or conversion of convertible securities, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 56,813,716 shares of Common Stock outstanding on March 11, 2020.

The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our Common Stock. Unless otherwise indicated, the business address of each person listed is c/o Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Named Executive Officers and Directors:
Thomas D. Brown (1)	75,084	*
Roland Diggelmann (2)	5,493	*
Louise L. Francesconi (3)	4,395	*
Mark Miller (4)	148,111	*
John Patience (5)	6,803,814	12.0%
Jack Phillips (6)	8,423	*
Jack Schuler (7)	15,611,624	27.5%
Matthew W. Strobeck, Ph.D. (8)	2,292,219	4.0%
Frank J.M. ten Brink (9)	252,235	*
Charles Watts, M.D. (10)	37,559	*
Steve Reichling (11)	275,028	*
Ron Price (12)	155,950	*
Romney Humphries (13)	31,803	*
Lawrence Mehren (14)	3,135,756	5.3%
All executive officers and directors as a group (13 persons) (15)	25,757,324	44.4%
Other 5% shareholders:
Credit Suisse (16)	3,103,749	5.5%
Larry N. Feinberg (17)	4,696,652	8.3%
Oracle Associates, LLC (18)	4,430,518	7.8%
Oracle Partners, L.P. (19)	3,297,387	5.8%
Oracle Investment Management, Inc. (20)	4,523,518	8.0%

*Represents less than 1% of our issued and outstanding Common Stock.

(1)	Mr. Brown is a director of the Company. Amount includes 20,500 shares of Common Stock held directly and 54,584 shares of Common Stock that are issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(2)	Mr. Diggelmann is a director of the Company. Amount includes 5,493 shares of Common Stock that are issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(3)	Ms. Francesconi is a director of the Company. Amount includes 4,395 shares of Common Stock that are issuable to her upon exercise of options that are vested or vest within 60 days of March 11, 2020.

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(4)	Mr. Miller is a director of the Company. Amount includes 148,111 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(5)	Mr. Patience is the Chairman of the Board. Amount includes 4,295,481 shares held by the John Patience Trust dated 7/23/1993, 2,140,462 shares held by Patience Enterprises LP, 39,411 shares held by the John Patience Defined Benefit Pension Plan and 264,706 shares held by Ventana Charitable Foundation. Mr. Patience has sole voting and dispositive power with respect to the shares held by the John Patience Trust dated 7/23/1993, Patience Enterprises LP, the John Patience Defined Benefit Pension Plan, and the Ventana Charitable Foundation. Mr. Patience disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes 63,754 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(6)	Mr. Phillips is a director of the Company and is the Company’s President and CEO. Amount includes 8,423 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

Amount does not include 55,586 shares of Common Stock held by the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019, for which a third-party serves as the trustee. Mr. Phillips does not have voting or dispositive power with respect to the shares held by the trust.

(7)	Mr. Schuler is a director of the Company. Amount includes 13,340,028 shares held by the Jack W. Schuler Living Trust (Mr. Schuler has sole voting and dispositive power with respect to such shares in his capacity as trustee of the trust); and 2,177,023 shares held by the Schuler Family Foundation (Mr. Schuler has sole voting and dispositive power with respect to such shares in his capacity as President of the entity). Mr. Schuler disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes 55,573 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

Amount does not include shares of Common Stock potentially issuable upon conversion of an aggregate of $42 million of the Company’s 2.50% Convertible Senior Notes due 2023 (the “Convertible Notes”) purchased by the Schuler Family Foundation in March 2018. The initial conversion rate of the Convertible Notes is 32.3428 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $30.92 per share), subject to adjustment under the conditions set forth in the indenture governing the Convertible Notes. The Convertible Notes purchased by the Schuler Family Foundation are potentially convertible into approximately 1,358,398 shares of Common Stock (based on the initial conversion price) under certain conditions, which are outside the control of Mr. Schuler. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination thereof, at its election.

(8)	Dr. Strobeck is a director of the Company. Amount includes 2,045,560 shares of Common Stock held directly and 138,235 shares held by Birchview Fund, LLC (Dr. Strobeck has sole voting and dispositive power with respect to such shares in his capacity as the Managing Partner of such entity). Amount also includes 108,424 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(9)	Mr. ten Brink is a director of the Company. Amount includes 9,800 shares of Common Stock held directly and 242,435 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(10)	Dr. Watts is a director of the Company. Amount includes options to purchase 37,559 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(11)	Mr. Reichling is the Company’s Chief Financial Officer. Amount includes 12,300 shares of Common Stock held directly and 262,728 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

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(12)	Mr. Price is the Company’s Senior Vice President and Head of Commercial Operations, Americas. Amount includes 155,950 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(13)	Dr. Humphries is the Company’s Chief Scientific Officer. Amount includes 31,803 shares of Common Stock issuable to her upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(14)	Mr. Mehren was a director of the Company and was the Company’s President and CEO at December 31, 2019, but resigned from the Board and transitioned to a part time employee effective January 31, 2020. Amount includes 762,381 shares of Common Stock held directly (based on his last Form 4 filing dated August 18, 2017) and 3,135,756 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 11, 2020.

(15)	Mr. Mehren was excluded from the “All executive officers and directors as a group” balance as he was not an executive officer or director as of March 11, 2020.

(16)	Based on a Schedule 13G/A (Amendment No. 1) filed on February 13, 2020. Credit Suisse AG reported shared voting and dispositive power with respect to 3,103,749 shares of our Common Stock. The address of the principal business office of such reporting person is Uetlibergstrasse 231, P.O. Box 900, CH 8070, Zurich, Switzerland.

(17)	Based on a Schedule 13G/A (Amendment No. 6) filed on February 14, 2020. Aggregate amount for Mr. Feinberg includes 150,834 shares held by him directly, 673,400 shares held by Oracle Ten Fund Master, L.P. (“Ten Fund”), 93,000 shares held by Oracle Investment Management, Inc. Employees’ Retirement Plan (the “Retirement Plan”), 22,300 shares held by The Feinberg Family Foundation (the “Foundation”), 3,297,387 shares held by Oracle Partners, L.P. (“Partners”), and 459,731 shares held by Oracle Institutional Partners, L.P. (“Institutional Partners”). Mr. Feinberg reported the sole voting and dispositive power with respect to 150,834 shares of our Common Stock and the shared voting and dispositive power with respect to 4,545,818 shares of our Common Stock. Mr. Feinberg serves as the managing member of Oracle Associates, LLC, the general partner of Ten Fund, Partners and Institutional Partners, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Ten Fund, Partners and Institutional Partners. Mr. Feinberg is the sole shareholder, director and president of Oracle Investment Management, Inc., which serves as investment manager to Ten Fund and the Retirement Plan, and accordingly, may be deemed to be the beneficial owner of the shares beneficially owned by Ten Fund and the Retirement Plan. Mr. Feinberg is the trustee of the Foundation, and accordingly may be deemed to be the beneficial owner of the shares beneficially owned by the Foundation. Mr. Feinberg disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The address of the principal business office of such reporting persons is 200 Greenwich Avenue, 3rd Floor, Greenwich, Connecticut 06830.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election at the 2020 Annual Meeting of Shareholders

The Board has nominated directors Brown, Diggelmann, Francesconi, Miller, Patience, Phillips, Schuler, Strobeck, ten Brink and Watts for election as directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. If elected, each of the directors will hold office as a director until our 2021 Annual Meeting of Shareholders.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any nominee becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of directors Brown, Diggelmann, Francesconi, Miller, Patience, Phillips, Schuler, Strobeck, ten Brink and Watts.

Vote Required and Board Recommendation

Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present. The ten persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.

The Board recommends that shareholders vote FOR the election of each of directors Brown, Diggelmann, Francesconi, Miller, Patience, Phillips, Schuler, Strobeck, ten Brink and Watts as directors of the Company.

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PROPOSAL NO. 2

AMENDMENT OF THE 2012 INCENTIVE PLAN

General

The Board adopted the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan on October 31, 2012 (the “2012 Incentive Plan”). The 2012 Incentive Plan was subsequently approved by the Company’s Shareholders at the Company’s 2012 Annual Meeting of Shareholders on December 12, 2012. The 2012 Incentive Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock grants, stock units, performance units, performance shares and performance cash awards.

Since its adoption, the 2012 Incentive Plan has been amended on five occasions. The First Amendment was approved by the Board on March 21, 2013. The First Amendment, among other things, reflected the Company’s name change to Accelerate Diagnostics, Inc. and the transfer of the listing of our Common Stock from NYSE MKT LLC to the NASDAQ Capital Market. The Second Amendment, which was approved by the Company’s Shareholders at the Company’s 2014 Annual Meeting, increased the number of shares of Common Stock reserved and available for grant under the 2012 Incentive Plan by 4,000,000 shares. The Third Amendment, which was approved by the Company’s Shareholders at the Company’s 2017 Annual Meeting, increased the number of shares of Common Stock reserved and available for grant under the 2012 Incentive Plan by 2,000,000 shares and clarified that the maximum number of shares subject to option and SAR awards granted to any one participant during any 12-month period is the same numeric limit set forth in Section 4.1 of the 2012 Incentive Plan. The Fourth Amendment was approved by the Board on September 14, 2018. The Fourth Amendment, among other things, further limited a participant’s ability to transfer awards. The Fifth Amendment, which was approved by the Company’s Shareholders at the Company’s 2019 Annual Meeting, increased the number of shares of Common Stock reserved and available for grant under the 2012 Incentive Plan by 3,000,000 shares.

On February 12, 2020 (the “Effective Date”), the Board adopted, subject to shareholder approval, the Sixth Amendment to the 2012 Incentive Plan (the “Sixth Amendment”). If approved by the Shareholders, the Sixth Amendment will increase the number of shares of Common Stock reserved and available for grant under the 2012 Incentive Plan by 4,000,000 shares. Although Shareholders approved the addition of 3,000,000 shares to the 2012 Incentive Plan at the Company's 2019 Annual Meeting, the Board believes the Sixth Amendment is necessary because the Company exceeded its planned usage of shares in 2019, primarily due to options granted to Mr. Phillips upon his hiring in August 2019. The Board believes that the Company’s success is due to its talented workforce and that its future success partially depends on the Company’s continued ability to attract and retain talented people. The ability to grant equity awards under the 2012 Incentive Plan is a critical tool in the Company’s efforts to achieve this objective.

As of the Effective Date, the total number of shares of Common Stock remaining available for grant under the 2012 Incentive Plan was approximately 2,270,000 shares. Based on estimated usage, depending on a variety of factors, including the extreme conditions caused by the COVID-19 pandemic, the Compensation Committee anticipates depleting the remaining shares currently available for grant under the 2012 Incentive Plan within one year. In order to continue to have an appropriate supply of shares available for grant for future equity awards to recruit, hire and retain the talent required to successfully execute our business plans, the Company is asking the Shareholders to approve the Sixth Amendment to increase the number of shares available for grant under the 2012 Incentive Plan by 4,000,000 shares. In addition to meeting routine equity incentive grant needs, the Compensation Committee believes the 4,000,000 additional shares are necessary to replenish the amount of shares available under the 2012 Incentive Plan after the Company hired Mr. Phillips in 2019, and for use to ensure adequate long-term incentives exist for our employees given the decrease in the Company's share price during this unprecedented global pandemic and resulting economic and market shocks. Depending on a variety of factors, including the extreme conditions caused by the COVID-19 pandemic, the Compensation Committee believes that the additional 4,000,000 shares requested in the Sixth Amendment will provide the Compensation Committee with sufficient shares for our equity compensation program for approximately 2 years. If the Sixth Amendment is not approved by the Shareholders, awards will continue to be made under the 2012 Incentive Plan as currently in effect to the extent shares are available.

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The closing price of our Common Stock, as reported on The Nasdaq Capital Market on March 31, 2020 was $8.33 per share. If the Sixth Amendment is approved by the Shareholders, we anticipate filing a Form S-8 registration statement with the SEC shortly after the Annual Meeting to register the shares authorized for issuance under the Sixth Amendment.

Set forth below is a summary of the principal provisions of the 2012 Incentive Plan, as amended by the proposed Sixth Amendment. The summary is qualified by reference to the full text of the 2012 Incentive Plan, as amended by the proposed Sixth Amendment, which is attached to this Proxy Statement as Appendix A.

Summary of 2012 Incentive Plan Features

Purpose

The Board believes that the 2012 Incentive Plan promotes the success and enhances the value of the Company by aligning the interests of participants in the Plan with those of the Company’s Shareholders and by providing those individuals with an incentive for outstanding performance to generate significant returns for the Company’s Shareholders. The Board also believes that the flexible terms and conditions of the 2012 Incentive Plan, which permit the grant of various forms of equity awards with a variety of terms and conditions, allow the Company to attract, retain and motivate individuals upon whose judgment, interest and effort the successful conduct of the Company’s operation is largely dependent.

Administration

The 2012 Incentive Plan is administered by the Board or, with respect to individuals subject to the requirements of Section 16 of the Exchange Act or “covered employees” as defined in Section 162(m) of the Code, a Committee (the “Committee”) consisting of at least two (2) individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b-3(b)(3) of the General Rules and Regulations of the Exchange Act; and (ii) an “outside director” as defined in Section 162(m) of the Code, in each case, as each such rule or regulation is in effect from time to time. The Committee, by majority action, is authorized to interpret the 2012 Incentive Plan, to prescribe, amend, and rescind rules and regulations relating to the 2012 Incentive Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the 2012 Incentive Plan, to the extent they are not contrary to express provisions of the 2012 Incentive Plan. All references in the 2012 Incentive Plan to the “Committee” shall be, as applicable, to the Board or the Committee appointed by the Board.

The Committee has the authority, without limitation, to: (i) designate participants to receive awards; (ii) determine the type or types of awards and the times when awards are to be granted; (iii) determine the number of awards to be granted and the number of shares of Common Stock to which an award will relate; (iv) determine the terms and conditions of any award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except in the context of a change of control (as described below under “Change of Control”), the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Compensation Awards; (v) determine whether, to what extent, and in what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, Common Stock, other awards, or other property, or whether an award may be canceled, forfeited, exchanged or surrendered; (vi) prescribe the form of each award agreement, which need not be identical for each participant; (vii) decide all other matters that must be determined in connection with an award; (viii) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the 2012 Incentive Plan; (ix) amend or modify any outstanding award to the extent the terms of such award are within the power and authority of the Committee as provided under the 2012 Incentive Plan; (x) interpret the terms of, and determine any matter arising pursuant to, the 2012 Incentive Plan or any award agreement; and (xi) make all other decisions or determinations that may be required pursuant to the 2012 Incentive Plan or an award agreement as the Committee deems necessary or advisable to administer the 2012 Incentive Plan.

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Pursuant to the Committee’s specific written delegation, the Company’s CEO has the authority to grant awards to individuals to expedite the hiring process and retain talented employees. The CEO does not have the authority to grant awards to any individual who is or will become upon hiring “covered employees” as defined in Section 162(m) of the Code or who is subject to Section 16 of the Exchange Act.

Stock Subject to the 2012 Incentive Plan

If the Sixth Amendment is approved by the Shareholders, the total number of shares of Common Stock reserved and available for grant pursuant to the 2012 Incentive Plan shall be 14,677,500 shares. The maximum number of shares of Common Stock that may be issued as incentive stock options under the 2012 Incentive Plan is the same numeric limitation set forth in the preceding sentence. Shares delivered pursuant to the 2012 Incentive Plan may consist of authorized but unissued Common Stock, treasury stock, or Common Stock purchased on the open market. The amount of Common Stock reserved for grants pursuant to the 2012 Incentive Plan is subject to adjustment in the event of certain changes in capital structure as described below under “Adjustment Provisions.”

If any award granted under a Prior Plan (as defined in the 2012 Incentive Plan) terminates, expires, lapses for any reason, any Common Stock subject to or surrendered for such award will again be available for grant under the 2012 Incentive Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of Common Stock available for grant by the entire number of shares of Common Stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of Common Stock will be issued upon such an exercise. Common Stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2012 Incentive Plan. Awards that are settled in cash will not be charged against the number of shares available for grant.

Eligibility

All employees, officers, directors of, and certain consultants and advisers to, the Company or its subsidiaries are eligible to participate in the 2012 Incentive Plan. As of the Effective Date, there were approximately 275 employees, including officers, and directors eligible to participate in the 2012 Incentive Plan. Awards may also be granted to prospective employees or members of the Board subject to certain requirements.

Awards Available Under the 2012 Incentive Plan

Each of the following types of awards may be granted pursuant to the 2012 Incentive Plan:

•	Stock Options. An option entitles the participant to purchase shares of Common Stock in the future at a specified price. The Committee may grant both incentive stock options and nonqualified stock options under the 2012 Incentive Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the Plan will be at least 100% of the fair market value of our Common Stock on the date of grant. Stock options may be exercised as determined by the Committee, but no option may be exercised more than 10 years from the date of grant. The Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock held for longer than six (6) months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Common Stock will be delivered or deemed delivered to participants. Special rules will apply to incentive stock options as provided in the 2012 Incentive Plan. A participant will have no rights as a shareholder with respect to options until the shares of Common Stock are actually issued in connection with the award. The number of shares of Common Stock subject to any one or more option awards granted to any one participant for any 12 month period is the same numeric limit set forth in Section 4.1 of the 2012 Incentive Plan.

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•	SARs. A SAR award gives the participant the right to share in the appreciation in value of one share of Common Stock. Appreciation is calculated as the excess, if any, of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the base value fixed by the Committee on the date of grant, which may not be less than the fair market value of a share of Common Stock on the date of grant. SARs are exercisable at such times and subject to such restrictions and conditions as the Committee approves, provided that no SAR may be exercised more than ten (10) years following the date of grant. The award agreement will specify whether the payment for the SARs shall be in cash, Common Stock of equivalent value, or in a combination thereof. The number of shares of Common Stock subject to any one or more SAR awards granted to any one participant for any 12 month period is the same numeric limit set forth in Section 4.1 of the 2012 Incentive Plan.

•	Restricted Stock. A restricted stock award gives the participant the right to receive a specified number of shares of Common Stock at a purchase price determined by the Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the Common Stock and subject the Common Stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if the participant terminates employment (or service) during the period of restriction, any unvested restricted Common Stock will be forfeited.

•	Restricted Stock Units. A restricted stock unit award gives the participant the right to receive Common Stock, a cash payment, or a combination thereof, equal to the fair market value of our Common Stock (determined as of a specified date) in the future, subject to certain restrictions and to the risk of forfeiture. Participants holding restricted stock units have no voting rights with respect to the shares of Common Stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award. As a general rule, if the participant terminates employment (or service) during the period of restriction, any unvested restricted stock units will be forfeited.

•	Stock Grant Awards. A stock grant award gives the participant the right to receive (or purchase at a price determined by the Committee), a designed number of shares of Common Stock free of any vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant. The purchase price, if any, for a stock grant award shall be payable in cash or other form of consideration acceptable to the Committee.

•	Stock Unit Awards. A stock unit award gives the participant the right to receive a designated number of shares of Common Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of Common Stock, in the future free of any vesting restrictions. A stock unit award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

•	Performance Shares. A performance share award gives the participant the right to receive a specified number of shares of Common Stock if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

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•	Performance Units. A performance unit award gives the participant the right to receive a specified number of shares of Common Stock, a cash payment or a combination of Common Stock and cash, if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

•	Performance Cash Awards. A performance cash award gives the participant the right to receive a cash payment if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

•	Performance-Based Compensation Awards. When the Committee grants restricted stock, restricted stock units, stock grants, stock units, performance shares, performance units, and performance cash awards, it may designate the awards as “Performance-Based Compensation Awards.” Performance-Based Compensation Awards are designed to qualify for the “performance-based compensation” exception to the limitation on the deduction of compensation imposed by Section 162(m) of the Code. Section 162(m) of the Code only applies to “covered employees,” as that term is defined in Section 162(m) of the Code and the regulations issued thereunder. Therefore, only covered employees are eligible to receive awards that are designated as Performance-Based Compensation Awards. The Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception to Section 162(m) of the Code. Options and SARs granted pursuant to the Plan should, by their terms, qualify for the “performance-based compensation” exception.

A covered employee is only entitled to receive payment for a Performance-Based Compensation Award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; expense spending; O&M expense; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; Common Stock price; working capital; production cost; project milestones; economic value added; equipment performance; operating efficiency; debt; dividends; corporate governance; and health and safety (including environmental health and safety). The performance criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies.

With respect to any Performance-Based Compensation Award, the Committee has the discretion to select the length of the performance period (which may be one or more periods of time of varying and overlapping durations, over which the attainment of one or more performance goals will be measured), the type of Performance-Based Compensation Award to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, a subsidiary or any division or business unit of any of them, or to the individual participant or any group of participants. The Committee also has the discretion to evaluate the achievement of the performance goals in a manner that includes or excludes certain events that may occur during the performance period, as described in the Plan. The Committee has the discretion to decrease the amount of compensation payable pursuant to any Performance-Based Compensation Award but may not increase the compensation payable pursuant to any Performance-Based Compensation Award. The Committee must certify in writing prior to the payment of any Performance-Based Compensation Award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.

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The maximum amount of any Performance-Based Compensation Award (other than a performance cash award) that may be granted to a covered employee during any performance period is 400,000 shares of Common Stock or the equivalent cash value. The maximum performance cash award payable for a performance period is $1,500,000. If the performance period is less than or exceeds 12 months, the dollar and share limits expressed in the preceding sentences shall be reduced or increased proportionately, as the case may be.

As discussed above, we recognize that the Tax Act eliminated the exception for “performance-based compensation” with respect to 2018 and future years so while the Compensation Committee may continue to make awards that vest based on the attainment of performance goals (such as performance cash, performance units, or performance shares, the Compensation Committee will no longer make any Performance-Based Compensation awards under the the 2012 Incentive Plan).

Restrictions

Except as described above, the Committee may impose such restrictions on any awards under the 2012 Incentive Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which our Common Stock is then listed and under any blue sky or state securities law applicable to the awards.

Change of Control

If a Change of Control occurs, the Board shall have the authority and discretion, but shall not have the obligation, to provide, in an award agreement or thereafter, that all or part of outstanding awards shall become fully exercisable and all or part of the restrictions on outstanding awards shall lapse. In addition, upon, or in anticipation of, a Change of Control, the Committee may: (i) cause all outstanding awards to be canceled and terminated as of a specified date and give each participant the right to exercise such awards during a period of time as the Committee, in its sole discretion, shall determine, or (ii) cause all outstanding awards to be canceled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents. With respect to an award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A, any actions taken by the Board in connection with a Change of Control shall be done in compliance with Section 409A of the Code.

Clawback of Awards

Every award issued under the 2012 Incentive Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or Company policy. By accepting an award, a participant agrees to return to the Company the full amount required by applicable law or Company policy.

Nontransferability

The Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the Plan. Unless otherwise determined by the Committee, no award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or, if applicable, until the termination of any restricted or performance period as determined by the Committee. Notwithstanding the foregoing, the Committee shall have the authority to allow a participant to transfer awards, including SARs and options, to family members.

A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death. If no beneficiary has been designated or survives the participant, payment will be made to the person entitled thereto under the participant’s will or the laws of descent and distribution. Subject to the foregoing, a participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

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Adjustment Provisions

If there is a change in the outstanding shares of Common Stock because of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall, in its sole discretion and to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (i) the number and class of shares of Common Stock made available for grant; (ii) the number of shares of Common Stock set forth in the various numeric limits expressed in the 2012 Incentive Plan; (iii) the number and class of and/or price of shares of Common Stock, units, or other rights subject to the then-outstanding awards; (iv) the performance targets or goals appropriate to any outstanding awards (subject to such limitations as appropriate for Performance-Based Compensation Awards); or (v) any other terms of an award that are affected by the event. Notwithstanding anything in the 2012 Incentive Plan to the contrary, in the event of any such transaction or occurrence, the Committee, in its sole discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustments made pursuant to the 2012 Incentive Plan’s adjustment provisions shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

Replacement Awards

In the event of any corporate transaction in which the Company or a subsidiary acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which equity awards are then outstanding (the “Acquired Plan”), the Committee may make awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee. Any shares of stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described above under “Adjustment Provisions,” be available for use in making awards under this 2012 Incentive Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with the NASDAQ Rules (or rules of any other exchange upon which our Common Stock is then traded), including, but not limited to, NASDAQ Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.

Amendment, Modification and Termination of the 2012 Incentive Plan

With the approval of the Board, the Committee may, at any time and from time to time, terminate, amend or modify the 2012 Incentive Plan. Any such action of the Committee is subject to the approval of the Shareholders to the extent required by law, regulation or the rules of any exchange on which our Common Stock is then listed, quoted or traded. Except as otherwise provided in the Plan, neither the Board nor the Committee may, without the approval of Shareholders: (i) increase the number of shares available for grant under the 2012 Incentive Plan; (ii) permit the Committee to grant options or SARs with an exercise price or base value that is below fair market value on the date of grant; (iii) permit the Committee to extend the exercise period for an option or SAR beyond ten (10) years from the date of grant; (iv) amend the 2012 Incentive Plan to permit the Committee to reprice previously granted options; or (v) amend the 2012 Incentive Plan to permit the Committee to reprice previously granted SARs.

Except as provided in the next sentence, or in connection with a change of control, no amendment, modification, or termination of the Plan or any award agreement shall in any material manner adversely affect any award previously granted under the 2012 Incentive Plan without the consent of the participant. The participant’s consent is unnecessary if the change: (i) is required by law or regulation; (ii) does not adversely affect in any material way the rights of the participant; or (iii) is required to cause the benefits under the 2012 Incentive Plan to qualify as performance-based compensation exception to the deduction limitation imposed by Section 162(m) of the Code or to comply with the provisions of Section 409A of the Code.

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Except in the context of a change of control, the Committee shall not have the authority to amend an award agreement to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Compensation Awards. In addition, the Committee shall not take any other action that would cause a Performance-Based Compensation Award to fail to satisfy the requirements of the performance-based compensation exception to the deduction limitation imposed by Section 162(m) of the Code unless the Committee concludes that the deduction limitation will not become applicable or that the amendment is appropriate despite the deduction limitation imposed by Section 162(m) of the Code.

Tax Withholding

The Company will have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2012 Incentive Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the Effective Date. This summary is not intended to be exhaustive and does not describe state, local, or foreign income tax consequences which may also be applicable.

As a general rule, with the exception of a stock grant, a participant will not recognize taxable income with respect to any award at the time of grant. A participant will recognize income on a stock grant award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, performance shares, performance units, performance cash awards, or stock unit awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of our Common Stock or amount received on the date of exercise, lapse of restriction or payment. Subject to the deduction limitations on certain executives imposed by Section 162(m) of the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the Common Stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the Common Stock received is not subject to a substantial risk of forfeiture or is transferable). If Common Stock acquired upon exercise of an incentive stock option is held for a minimum of two (2) years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the Common Stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements for this tax favored treatment and the tax consequences described for nonqualified stock options will apply.

Section 409A of the Code, among other things, expanded the definition of deferred compensation arrangements to include, for example, below market option and SAR grants, restricted stock units, performance shares, performance units, performance cash awards, and stock units. If awards that are subject to Section 409A fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Committee. The Company intends (but cannot and does not guarantee) that awards granted under the Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the Plan in such a manner.

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The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on net investment income.

Special Rules Applicable to Officers

In limited circumstances where the sale of Common Stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the Common Stock received so long as the sale of the Common Stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six (6) months.

Tax Consequences to the Company or Its Subsidiaries

To the extent that a grantee recognizes ordinary income in the circumstances described above, subject to the $1,000,000 deduction limitation imposed on certain executives under Section 162(m) of the Code, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code.

New Plan Benefits

The issuance of any awards under the Sixth Amendment will be at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the Sixth Amendment in the future are generally not determinable at this time. For grants to our directors and NEOs under the 2012 Incentive Plan for fiscal year 2019, see “Executive Compensation-Director Compensation” and “Executive Compensation-2019 Grants of Plan-Based Awards” in this Proxy Statement.

Vote Required and Board Recommendation

The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

The Board recommends that the Shareholders vote FOR Proposal 2.

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PROPOSAL NO. 3

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS

Audit Committee Appointment – Ernst & Young LLP

Our Audit Committee, pursuant to authority granted to it by the Board, has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to examine our annual consolidated financial statements for the year ending December 31, 2020. The Board is submitting this proposal to the vote of the Shareholders in order to ratify the Audit Committee’s selection. If Shareholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection of our independent registered public accounting firm for fiscal 2020, although the Audit Committee will be under no obligation to change its selection. Ernst & Young LLP has been our independent registered public accounting firm since July 1, 2013.

Fees Billed by Ernst & Young, LLP

Audit Fees

Fees and related expenses for the audit by Ernst & Young, LLP of our annual financial statements, its review of the financial statements included in our quarterly reports and other services that were provided in connection with statutory and regulatory filings totaled approximately $0.9 million for the year ended December 31, 2019 and $1.1 million for the year ended December 31, 2018. Audit fees for the year ended December 31, 2019 included amounts related to procedures associated with our adoption of the new lease standard, ASC 842.

Audit-Related Fees

During the years ended December 31, 2019 and 2018, Ernst & Young, LLP did not bill us for any audit-related fees.

Tax Fees

During the years ended December 31, 2019 and 2018, Ernst & Young, LLP did not bill us for tax-related professional services.

All Other Fees

During the years ended December 31, 2019 and 2018, Ernst & Young, LLP billed us $2,800 and $2,495, respectively, for other professional services, which includes a subscription to accounting-related reference information.

Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent registered public accounting firm. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2019 and 2018, all services billed by Ernst & Young, LLP were pre-approved by the Audit Committee in accordance with this policy.

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Attendance at Annual Meeting

Representatives of Ernst & Young LLP are expected to participate virtually at the Annual Meeting.

Vote Required and Board Recommendation

The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

The Board recommends that the Shareholders vote FOR Proposal 3.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons. These policies and procedures are generally not in writing, but are evidenced by long standing principles adhered to by our Board. The disinterested members of the Board review, approve and ratify transactions that involve “related persons” and potential conflicts of interest. Related persons must disclose to the disinterested members of the Board any potential related person transactions and must disclose all material facts with respect to such transaction. All such transactions will be reviewed by the disinterested members of the Board and, in their discretion, approved or ratified. In determining whether to approve or ratify a related person transaction the disinterested members of the Board will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company’s business and operations.

Since the beginning of fiscal 2019, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed $120,000 and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:

•	David Patience, who is the son of John Patience, our Chairman of the Board, is an employee of the Company and receives an aggregate annual salary of $145,000 for his services and may be granted annual stock options. Mr. Patience is also eligible to receive the standard benefits packages that we offer to all Company employees. Since the beginning of fiscal 2019, Mr. Patience has received compensation totaling $529,087. This compensation consisted of $105,962 in salary and an aggregate of $423,126 of stock options (which does not reflect Mr. Patience’s participation in the 2020 Sub-Plan). Mr. Patience participated in the 2020 Sub-Plan electing to forfeit $60,000 in 2020 salary in exchange for 15,161 nonqualified stock options.

•	On March 22, 2018, the Company entered into a purchase agreement with J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $150 million aggregate principal amount of 2.50% Convertible Senior Notes due 2023 (the “Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $22.5 million aggregate principal amount of the Convertible Notes on the same terms and conditions, which was partially exercised by the Initial Purchasers on April 4, 2018 and resulted in an aggregate of $171.5 million of Convertible Notes issued.

The Schuler Family Foundation purchased an aggregate of $30 million of 2.50% Convertible Senior Notes due 2023 (the “Convertible Notes”) in the March 22, 2018 offering on the same terms as those under which other investors purchased the Convertible Notes, although no discount or commission in respect of such notes purchased by the Schuler Family Foundation were paid by the Company to the Initial Purchasers. During 2019 the Schuler Family Foundation purchased an additional $12.0 million of Convertible Notes on the open market and holds an aggregate of $42.0 million of the Notes at December 31, 2019. The Convertible Notes purchased by the Schuler Family Foundation constitute part of the same series as the other Convertible Notes sold in the offering, including with respect to voting rights under the indenture governing the Convertible Notes. Jack Schuler, a member of our Board, is the President of the Schuler Family Foundation.

The Convertible Notes bear interest at a rate of 2.50% per year, payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2018. The Convertible Notes will mature on March 15, 2023, unless earlier repurchased by the Company or converted pursuant to their terms. The initial conversion rate of the Convertible Notes is 32.3428 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $30.92 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock, or a combination thereof, at its election.

43

As of March 11, 2020, the Schuler Family Foundation continued to hold an aggregate of $42 million of the Convertible Notes. For the year ended December 31, 2019, interest on the Convertible Notes in the aggregate amount of $0.8 million was paid to the Schuler Family Foundation.

•	On August 20, 2019, the Company and the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019 (the “Phillips Trust”) entered into a securities purchase agreement (the “Purchase Agreement”) for the issuance and sale by the Company of an aggregate of 55,586 shares of the Company’s Common Stock (the “Shares”) in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Shares were sold at a purchase price (determined in accordance with Nasdaq rules relating to the “market value” of the shares) of $17.99 per share, which was equal to the consolidated closing bid price reported by Nasdaq immediately preceding the time the Company entered into the Purchase Agreement, for an aggregate purchase price of approximately $1 million. The Purchase Agreement includes customary representations, warranties and covenants by the parties to the agreement. The spouse of Jack Phillips, our President and Chief Executive Officer and a member of our Board, is the beneficiary of the Phillips Trust, and a third-party serves as the trustee for the Phillips Trust.

The above related-party transactions were approved or ratified by the disinterested members of the Board.

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ANNUAL REPORT

A copy of our Annual Report is being furnished to Shareholders concurrently herewith. An additional copy of our Annual Report may be obtained from www.proxyvote.com, or will be furnished, without charge, to beneficial shareholders or shareholders of record as of the record date upon request in writing to Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714 or by telephone to (520) 365-3100.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of these proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

Accordingly, Shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report unless contrary instructions are received. We will deliver promptly a separate copy of such proxy materials to any Shareholder who resides at a shared address and to which a single copy of the documents was delivered, if the Shareholder makes a request by contacting our Corporate Secretary at 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, or by telephone at (520) 365-3100. If you wish to receive separate copies of proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other agent if your shares are held in street name. Alternatively, if you are a record holder of our Common Stock, you may contact Broadridge Financial Solutions Inc. either by calling toll-free at 1-800-542-1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2021 ANNUAL MEETING

If any Shareholder of the Company desires to have a proposal included in the Company’s 2021 proxy statement and form of proxy distributed by the Board pursuant to and in compliance with Rule 14a-8 under the Exchange Act, such proposal must be received at the Company’s offices, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attention: Corporate Secretary, not later than December 2, 2020. However, in the event that the Company holds its 2021 Annual Meeting of Shareholders more than 30 days before or 30 days after the one-year anniversary date of the 2020 Annual Meeting of Shareholders, the Company will disclose the new deadline by which shareholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform Shareholders.

Proposals to be presented at the 2021 Annual Meeting of Shareholders that are not intended for inclusion in the proxy statement, including director nominations, must be submitted by notice in writing and received by the Company at the above address no earlier than January 8, 2021 nor later than by February 7, 2021. However, if the 2021 Annual Meeting of Shareholders is held more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the 2020 Annual Meeting of Shareholders, such notice must be so received no earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting of Shareholders and not later than the close of business on the later of: (1) the 90th day prior to such annual meeting and (2) the 10th day following the date the first public disclosure of the date of such annual meeting.

Please refer to the advance notice provisions of our Amended and Restated Bylaws for additional information and requirements regarding shareholders proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Amended and Restated Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

45

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 8, 2020:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the Shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

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APPENDIX A

SIXTH AMENDMENT TO THE

ACCELERATE DIAGNOSTICS, INC.

2012 OMNIBUS EQUITY INCENTIVE PLAN

Effective as of October 31, 2012, Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), established, and the shareholders approved, the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “Plan”). The Plan was subsequently amended by the First Amendment effective March 21, 2003, the Second Amendment effective February 26, 2014, the Third Amendment effective March 7, 2017, the Fourth Amendment effective September 14, 2018 and the Fifth Amendment effective February 25, 2019. By adoption of this instrument, the Company now desires to amend the Plan to increase the number of shares of stock reserved and available for grant pursuant to the Plan by 4,000,000.

1.	This Amendment shall be effective as of February 12, 2020 but is subject to the approval of the Company’s shareholders at the Company’s 2020 Annual Meeting and shall be void in the absence of such approval.

2.	Section 4.1 of the Plan (Number of Shares Subject to Plan-Number of Shares) is hereby amended and restated in its entirety to read as follows:

4.1	NUMBER OF SHARES. Subject to the possible increases provided by Section 4.2(a) and adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan shall be 14,677,500 shares. As provided in Section 1.1, no Awards will be made pursuant to the 2004 Plan or any other Prior Plan on or after the Effective Date.

3.	This Sixth Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect, unless the context indicates otherwise.

IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to be executed as of this ____ day of March, 2020.

ACCELERATE DIAGNOSTICS, INC.

/s/ Steve Reichling
Steve Reichling
Chief Financial Officer

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ACCELERATE DIAGNOSTICS, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/07/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/07/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

01) Thomas D. Brown
02) Ronald Diggelmann
03) Louise L. Francesconi
04) Mark C. Miller
05) John Patience
06) Jack Phillips
07) Jack Schuler
08) Matthew Strobeck, Ph.D.
09) Frank J.M. ten Brink
10) Charles Watts, M.D.

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000443836_1 R1.0.1.18

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

ACCELERATE DIAGNOSTICS, INC.
Annual Meeting of Shareholders
May 8, 2020 8:30 AM (Local Time)
This proxy is solicited by the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 8, 2020 and the Proxy Statement and appoints Jack Phillips as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ACCELERATE DIAGNOSTICS, INC., a Delaware corporation (the "Company"), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, May 8, 2020, at 8:30 AM, local time, at the Herbert K. Abrams Public Health Center, 4th Floor, 3950 South Country Club Road, Tucson, Arizona 85714, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000443836_2 R1.0.1.18

Continued and to be signed on reverse side